As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 33-39079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CALIFORNIA MICRO DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

California	94-2672609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

430 N. McCarthy Blvd., #100 Milpitas, California	95035-5112
(Address of principal executive offices)	(Zip Code)

401(k) Retirement Savings Plan

Full title of the plan

Robert V. Dickinson President and Chief Executive Officer California Micro Devices Corporation 430 N. McCarthy Blvd., #100 Milpitas, CA 95035 (408) 263-3214	Copy to: Stephen M. Wurzburg, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to Be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	500,000	$2.125	(2)	$1,062,500	$265.63	(3)

(1)	This Registration Statement Covers (i) 500,000 shares of Common Stock of California Micro Devices Corporation (the “Company”) to be contributed by the Company to the California Micro Devices Corporation Retirement Savings Plan (the “Plan”) over the next four years; and (ii) pursuant to Rule 416(c) under the Securities Ace o f 1933, as amended (the “1933 Act”), an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2)	Pursuant to Rule 457(c) of the 1933 Act, the proposed maximum offering price per share of Common Stock is equal to the average of the high and low price on the NASDAQ National Market System on February 12, 1991, which was $2.125 , as quoted in the Wall Street Journal
(3)	Previously Paid.

This Post-Effective Amendment shall become effective upon filing in accordance with Rule 464 under the Securities Act.

DEREGISTRATION OF SHARES

Pursuant to Registration Statement No. 33-39079 on Form S-8 as filed with the Securities and Exchange Commission on February 20, 1991, California Micro Devices Corporation (the “Company”), registered 500,000 shares of its Common Stock, issuable for four years under the 401(k) Retirement Savings Plan (the “Plan”) together with an indeterminate number of Plan interests. The Company has treated those shares and Plan interests which remained unissued and unsold after such four years as being de-registered, although no formal filing was made with the Securities Exchange Commission. To the extent such a formal filing is required, pursuant to this Post-effective Amendment No. 1 to Form S-8, the Company hereby de-registers, and thus removes from registration, all shares and Plan interests previously registered for issuance and sale under the Plan which remain unissued and unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 11th day of November, 2004.

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ Robert V. Dickinson
Robert V. Dickinson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Robert V. Dickinson and R. Gregory Miller, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Robert V. Dickinson Robert V. Dickinson	Director, President and Chief Executive Officer (Principal Executive Officer)	November 11, 2004

/s/ R. Gregory Miller R. Gregory Miller	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 11, 2004

/s/ Wade F. Meyercord Wade F. Meyercord	Director	November 11, 2004

/s/ Edward C. Ross Edward C. Ross	Director	November 11, 2004

/s/ John L. Sprague John L. Sprague	Director	November 11, 2004

/s/ David L. Wittrock David L. Wittrock	Director	November 11, 2004

/s/ David W. Sear David W. Sear	Director	November 11, 2004